UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 23, 2018

AMERICAN EQUITY
INVESTMENT LIFE HOLDING COMPANY

(Exact Name of Registrant as Specified in Charter)

Iowa (State or Other Jurisdiction of Incorporation)	001-31911 (Commission File Number)	42-1447959 (IRS Employer Identification No.)

6000 Westown Parkway, West Des Moines, Iowa (Address of Principal Executive Offices)	50266 (Zip Code)

Registrant’s telephone number, including area code: (515) 221-0002

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01              Other Events.

In a press release issued on May 23, 2018, American Equity Investment Life Holding Company (the “Company”) noted recent market rumors and confirmed that it is in preliminary discussions regarding a potential transaction.  No assurance can be given that such discussions will continue, that any definitive agreement will be reached with respect to a transaction or that a transaction will be consummated.  The Company does not intend to make any further press releases or announcements regarding this matter unless and until a definitive agreement has been reached.  A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
99.1	Press Release dated May 23, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2018	AMERICAN EQUITY INVESTMENT
LIFE HOLDING COMPANY

	By:	/s/ Renee D. Montz
	Name:	Renee D. Montz
	Title:	Executive Vice President, General Counsel & Secretary